UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017

   EATON VANCE CORP.

 (Exact name of registrant as specified in its charter)

Maryland

1-8100

04-2718215

(State or other jurisdiction

(Commission File Number)

(IRS Employer Identification No.)

  of incorporation)

Two International Place, Boston, Massachusetts

02110

  (Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code:  (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Departure of Directors or Certain Officers; Election of Directors; Appointment of

Item 5.02

Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 3, 2017, Ms. Julie Rozen has been appointed Chief Accounting Officer of Eaton Vance Corp. (the “Company”).  Ms. Rozen will assume the Chief Accounting Officer position from Ms. Laurie Hylton, who remains the Company’s Chief Financial Officer.  Ms. Rozen, age 44, joined the Company on January 3, 2017.  Prior to joining the Company she served as an auditor in several positions at Deloitte & Touche LLP dating back to 2001. She most recently was a Managing Director since September 2015, and prior to that was a Senior Manager from 2006 to 2015.  Ms. Rozen is a Certified Public Accountant, a graduate of Bates College and holds an MBA and Masters in Accounting from Northeastern University.  She is also a member of both the American Institute for Certified Public Accountants and Massachusetts Society of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.

(Registrant)

Date:

January 9, 2017

/s/ Laurie G. Hylton

Laurie G. Hylton

Chief Financial Officer